THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRES


                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                     LIONBRIDGE TECHNOLOGIES HOLDINGS, INC.


        THIS WARRANT dated as of May 21, 1998 certifies that, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANCSHARES ("Holder") is entitled to purchase 125,000 shares (the "Shares") of fully paid and nonassessable shares of common stock, $.01 par value per share (the "Common Stock"), of Lionbridge Technologies Holdings, Inc., a Delaware corporation (the "Company"), at the initial exercise price per Share of $1.60 (the "Warrant Price"), as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.


ARTICLE 1  EXERCISE

         1.1. METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as APPENDIX 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

         1.2. CONVERSION RIGHT. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant into a number of Shares determined by dividing (a) the aggregate fair market value at the time of such conversion of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

         1.3. FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm accrued in connection with such valuation shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

         1.4. DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

         1.5. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.


         1.6. REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE COMPANY.

                  (a) "ACQUISITION". For the purpose of this Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities immediately before the transaction own less than 50% of the outstanding voting securities of the surviving entity after the transaction.


                  (b) ASSUMPTION OF WARRANT. If upon the closing of any Acquisition the successor entity assumes the obligations of this Warrant, then this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

                  (c) NONASSUMPTION. If upon the closing of any Acquisition the successor entity does not assume the obligations of this Warrant and Holder has not otherwise exercised this Warrant in full, then the unexercised portion of this Warrant shall be deemed to have been automatically converted pursuant to
Section 1.2 and thereafter Holder shall participate in the Acquisition on the same terms as other holders of the same class of securities of the Company.

ARTICLE 2  ADJUSTMENTS TO THE SHARES

         2.1. STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its Common Stock payable in Common Stock, or other securities, or subdivides the outstanding Common Stock into a greater amount of Common Stock, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and class of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

         2.2. RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and class of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

         2.3. ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

         2.4. NO IMPAIRMENT. The Company shall not, by amendment of its Restated Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its Common Stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

         2.5. RESERVATION OF SHARES. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance, sale and delivery upon the exercise or conversion of this Warrant, a number of shares of Common Stock equal to the number of shares of Common Stock issuable upon the exercise of this Warrant.

         2.6. FRACTIONAL SHARES. No fractional shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying to Holder the amount computed by multiplying the factional interest by the fair market value of a full Share.

         2.7. CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its President or Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3  REPRESENTATIONS AND COVENANTS OF THE COMPANY.

         3.1. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

                  (a) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                  (b) The authorized and issued and outstanding capital stock of the Company is as set forth on EXHIBIT A. All the outstanding shares of capital stock of the Company have been duly authorized, are validly issued and are fully paid and nonassessable. Except as set forth in EXHIBIT A, (i) there are no options, warrants or rights to purchase shares of capital stock or other securities of Company authorized, issued or outstanding, nor is the Company obligated in any other manner to issue shares of its capital stock or other securities; (ii) there are no restrictions on the transfer of shares of capital stock of the Company other than those imposed by federal and relevant state securities laws; and (iii) no holder of any security of the Company is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party, or which are otherwise binding upon the Company. Neither the issuance of this Warrant nor the shares of Common Stock issued upon any exercise or conversion of this Warrant will result in an adjustment under the antidilution or exercise rights of any holders of any outstanding shares of capital stock of the Company.

         3.2. INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder promptly after mailing, copies of all notices or other written communications to the shareholders of the Company.

         3.3. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

                  3.3.1 DEFINITIONS. For purposes of this Section 3.3:

                  (a) The term "Registrable Shares" means (i) the Common Stock issuable or issued upon exercise of this Warrant, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock or the Shares;

                  (b) The term "Stockholder" means any person owning or having the right to acquire the Registrable Shares; and

                  (c) The term "Registration Rights Agreement" means the Restated Registration Rights Agreement dated as of February 9, 1998, by and among the Company and the parties thereto.

                  3.3.2 GRANT OF RIGHTS. The Company hereby grants to the Stockholder, with respect to the Registrable Shares, all of the rights set forth in Section 2.3 of the Registration Rights Agreement that are conferred on "Common Stockholders," with respect to the "Registrable Common Shares." A true and complete copy of the Registration Rights Agreement is attached hereto as EXHIBIT B. The Company represents and warrants to the Stockholder that the Company has obtained all required consents of parties to the Registration Rights Agreement and of any other persons that are required in order for the Registrable Shares to be granted the rights described in the Registration Rights Agreement.

                  3.3.3 RIGHTS AND OBLIGATIONS SURVIVE EXERCISE AND EXPIRATION OF WARRANT. The rights and obligations of the Company and the Holder contained in the Registration Rights Agreement and this Section 3.3 shall survive exercise, conversion and expiration of this Warrant.


ARTICLE 4  MISCELLANEOUS.

         4.1. TERM; NOTICE OF EXPIRATION. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before May 21, 2003.


         4.2. LEGENDS. This Warrant and the Shares issuable upon exercise of this Warrant shall be imprinted with a legend in substantially the following form:

   THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN
  EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL
                    THAT SUCH REGISTRATION IS NOT REQUIRED.

         4.3. COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise this Warrant may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company).

         4.4. TRANSFER PROCEDURE. Subject to the provisions of Section 4.3, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). The Holder shall not transfer any portion of this Warrant to any person who directly competes with the Company without the Company's written consent.

         4.5. NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, to the Company at 950 Winter Street, Suite 4300, Waltham, Massachusetts 02154, Attn: Rory J. Cowan, President, with a copy to George Lloyd, Testa Hurwitz & Thibeault LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110; or to the Holder at: Silicon Valley Bank, 40 William Street, Wellesley, Massachusetts 02181, Attn: Andrew N. Tsao, with a copy to David Jaques, Chief Financial Officer, Silicon Valley Bancshares, 3003 Tasman Drive, Santa Clara, California 95054 or at such other address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

         4.6. WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         4.7. ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

         4.8. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to its principles regarding conflicts of law.

                  [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed under seal by its duly authorized officer as of the day and year first above written.

                                 LIONBRIDGE TECHNOLOGIES HOLDINGS, INC.



                                 By
                                     -------------------------------------
                                     Rory J. Cowan
                                     President and Chief Executive Officer

                                   APPENDIX 1

                               NOTICE OF EXERCISE



         1. The undersigned hereby elects to purchase __________ shares of the Common Stock of Lionbridge Technologies Holdings, Inc. pursuant to the terms of the attached warrant dated May __, 1998, and tenders herewith payment of the purchase price of such shares in full.


         1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ______________________________ of the Shares covered by the Warrant.

                     [STRIKE PARAGRAPH THAT DOES NOT APPLY.]


        2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

                         ------------------------------
                                     (Name)


                         ------------------------------

                         ------------------------------
                                    (Address)


         3. The undersigned represents it is acquiring the Shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.


                                                  ------------------------------
                                                  (Signature)



------------------------------------
                (Date)

                                    EXHIBIT A

                                 CAPITALIZATION

                     LIONBRIDGE TECHNOLOGIES HOLDINGS, INC.


                   Common      Preferred A       Preferred B      Preferred C      Preferred D

------------------------------------------------------------------------------------------------
Authorized       25,950,867     17,271,314              200       17,271,514              200
  Capital
  Stock
------------------------------------------------------------------------------------------------
Outstanding       2,572,576     13,271,314                 0                0              140
  Capital
  Stock
------------------------------------------------------------------------------------------------


        As of April 30, 1998, there were outstanding options to purchase up to 3,608,045 shares of Common Stock pursuant to the Company's 1998 Stock Plan.

        Pursuant to a Stock Purchase Agreement dated as of February 27, 1998, the Company is obligated to issue 36,400 shares of Common Stock to certain employees of Japanese Language Services, Inc., a wholly-owned subsidiary of the Company.

        Pursuant to certain common stock purchase warrants dated February 24, 1998, the Company is obligated to issue warrants to certain existing investors in the event that sums borrowed by the Company from such investors are not repaid by certain dates.

        Pursuant to a Restated Stockholders Agreement dated February 9, 1998,
(1) the Company's capital stock is subject to certain restrictions on transfer, including right of first refusal in favor of certain existing Company stockholders, and (2) the parties thereto hold certain preemptive rights with respect to certain issuances of capital stock by the Company.